UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
January 24, 2011
INOVIO PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1787 Sentry Parkway West
Building 18, Suite 400
Blue Bell, Pennsylvania	19422

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (267) 440-4200
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
     On January 24, 2011, we entered into investor purchase agreements with investors (the “Investor Purchase Agreements”) relating to the issuance and sale by us of 21,130,400 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), and warrants (“Warrants”) to purchase an aggregate of up to 10,565,200 shares of Common Stock (the “Offering”). The Shares and Warrants are being sold in units (the “Units”) at a price of $1.15 per Unit, with each Unit consisting of one share of Common Stock and 0.5 of a warrant to purchase one share of common stock at an exercise price of $1.40 per share. The Shares and the Warrants are immediately separable and will be issued separately.
     The Warrants have a five-year term from the date of issuance, are first exercisable commencing on the 180th day after the date of issuance and will include provisions providing for adjustments to the number of shares exercisable thereunder upon stock dividends, stock splits and similar events. Inovio may call the warrants if the closing bid price of the common stock has been at least $2.80 over 20 trading days and certain other conditions are met.
     We entered into a placement agent agreement dated January 24, 2011 (the “Placement Agent Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as sole placement agent on a best efforts basis for the Offering. The Placement Agent will receive a fee equal to 5.0% of the gross purchase price of the Units (excluding any consideration that may be paid in the future upon exercise of the Warrants). The Offering is expected to close on January 27, 2011, subject to certain customary closing conditions.
     Brean Murray and Rodman & Renshaw, LLC acted as our financial advisors in connection with the Offering.
     We are making the Offering pursuant to a shelf registration statement on Form S-3 (Registration No. 333-160123) declared effective by the Securities and Exchange Commission on July 1, 2009.
     A copy of the form of Investor Purchase Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The description of the Investor Purchase Agreement is a summary only and is qualified in its entirety by reference to Exhibit 10.1. A copy of the form of Warrant is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The description of the Warrants is a summary only and is qualified in its entirety by reference to Exhibit 4.1. A copy of the Placement Agent Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the Placement Agent Agreement is a summary only and is qualified in its entirety by reference to Exhibit 1.1.

     The aggregate net proceeds from the Offering, after deducting the placement agent’s fee and the estimated offering expenses payable by us, are expected to be approximately $23.0 million. On January 24, 2011, we issued a press release with respect to the Offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

1.1	Placement Agent Agreement dated January 24, 2011 between Inovio Pharmaceuticals, Inc. and Roth Capital Partners, LLC

4.1	Form of Warrant

5.1	Opinion of Duane Morris LLP

10.1	Form of Investor Purchase Agreement

99.1	Inovio Pharmaceuticals, Inc. Press Release dated January 24, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.
By:	/s/ Peter Kies
Peter Kies,
Chief Financial Officer

Date: January 24, 2011